UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2014

_______________________________

Hannover House, Inc.

(Exact name of registrant as specified in its charter)

_________________

Wyoming	000-28723	91-1906973
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

1428 Chester Street, Springdale, AR 72764
(Address of Principal Executive Offices) (Zip Code)

479-751-4500
(Registrant’s telephone number, including area code)

f/k/a "Target Development Group, Inc."

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement. International Sales Venture with Odyssey Pictures Corporation (OTC: OPIX). The Board of Directors of Hannover House, Inc. unanimously agreed to enter into a sales and promotional venture with Odyssey Pictures Corporation for the solicitation of sales and licenses to distributors and media outside of North America. The sales venture with Odyssey will commence on May 14, 2014 with a shared booth at the Cannes Film Festival and Marche du Film in Cannes, France, to be located in the Palais convention center, Riviera G-23. In support of the newly announced Hannover House international sales entity, Medallion International Pictures, the booth shall be identified as Odyssey and Medallion International on signage, ads and publicity outreach. Under the terms of the arrangement, Hannover House shall advance costs for the Cannes booth and other promotions and market-related expenses, up to one-hundred-thousand dollars (USD $100,000) which shall be recoupable to Hannover House from off-the-top sales revenues generated from the sales of any and all products sold during or after the Cannes market. Additionally, Hannover House / Medallion shall participate equally with Odyssey with respect to salescommissions or distribution fees on titles promoted through the sales venture, including films otherwise controlled exclusively by Odyssey that are to be offered through the sales venture. John Foster, (President of Odyssey and a veteran executive in the field of international sales and financing of theatrical-caliber pictures), shall be the primary sales executive working out of the Cannes booth. Foster will be supported with two additional sales representatives from Odyssey, along with Eric Parkinson and FredShefte representing Hannover House / Medallion. As an additional incentive for Hannover House to participate in the sales venture with Odyssey, Hannover House shall retain a first right of refusal to acquire the North American rights to current and upcoming theatrical features from Odyssey Pictures Corporation, beginning with two new productions to be announced during the Cannes market. In approving this new venture, the Board reviewed the anticipated sales revenues to be generated from international licenses during 2014 and 2015, which are expected to exceed $10-million from Hannover House / Medallion key titles alone. Due to the significant and material value of this new market for the company, it was determined that a closer control of the Company’s international revenues was merited. The sales venture with Odyssey not only provides a tighter control (and faster cash flow) from international sales, but it also provides the additional benefits of lowering the sales commissions on Hannover / Medallion titles, adding sales commissions from Odyssey Pictures titles, and providing the Hannover USA releasing division with new sources of theatrical products. Parkinson and Shefte shall post news and updates throughout the Market, running May 14-26.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 12, 2014	Hannover House, Inc.
	By	/s/ Eric F. Parkinson
Name: Eric F. Parkinson Title: C.E.O.